SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549


FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of Earliest event reported): February 27, 1998


PRIME AIR, INC.
(Exact Name of Registrant as Specified in Charter)


NEVADA                    333-28249
(State or Other Jurisdiction          (Commission               (IRS Employer
of Incorporation)               File Number)               Identification No.)


8598 112 STREET, FT. SASKATCHEWAN, ALBERTA, CANADA T8L 3V8
(Address of Principal Executive Offices)          (Zip Code)

Registrant's telephone number, including area code:  (403) 998-3400

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On February 27, 1998, Prime Air, Inc. (the "Company") engaged Rutherford & Company, Chartered Accountants, as independent auditors of the Company for the year ended December 31, 1997. The decision to retain Rutherford & Company, and not to re-engage Orton & Company, the former independent auditor, was made by the Board of Directors on such date. The decision not to re-engage Orton & Company did not involve a dispute with the Company over accounting policies or practices. The report of Orton & Company on the Company's financial statements for the year ended December 31, 1996, did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principals. In connection with the audit of the Company's financial statements for such year ended December 31, 1996, there were no disagreements with Orton & Company on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Orton & Company, would have caused such firm to make reference to the matter in its report. Neither the Company, nor anyone on its behalf, has consulted Rutherford & Company regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements, and neither written nor oral advice was provided by Rutherford & Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue.

ITEM 7.  EXHIBITS.

     Item    Description                                   Location

     16.1    Letter on Change in Certifying Accountant     Attached


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PRIME AIR, INC.


Date: February 27, 1998    By /s/ Royle Smith, President


Date: February 27, 1998    By /s/ Gregory Duffy, Principal Financial Officer

ORTON & COMPANY
Certified Public Accountants
50 West Broadway
Suite 1130
Salt Lake City, Utah 84101

March 18, 1998

Board of Directors
Prime Air, Inc.
8598 112 Street
Ft. Saskatchewan, Alberta, Canada T8L 3V8

Gentlemen:

     I acknowledge receipt of a copy of the disclosures set forth in Item 4 of the Current Report on Form 8-K of Prime Air, Inc. dated February 27, 1998, made in response to Item 304 of Regulation S-B promulgated by the Securities and Exchange Commission. This letter will confirm that I agree with the statements made by the Company in such item.

     Sincerely,


     /s/ Kevin Orton, President